As filed with the Securities and Exchange Commission on May 15, 2017
Registration No. 333-211876
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
WELBILT, INC.
(Exact name of registrant as specified in its charter)
3580
(Primary Standard Industrial Classification Code Number)
Delaware	47-4625716
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
2227 Welbilt Boulevard
New Port Richey, Florida 34655
(727) 375-7010
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Joel H. Horn
Senior Vice President, General Counsel and Secretary
2227 Welbilt Boulevard
New Port Richey, Florida 34655
(727) 375-7010
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Mark T. Plichta
Foley & Lardner LLP
777 East Wisconsin Avenue
Milwaukee, Wisconsin 53202
(414) 271-2400
Approximate date of commencement of proposed sale to the public: Not applicable.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non‑accelerated filer (Do not check if a smaller reporting company) ☐	Smaller reporting company ☐	Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 (Registration No. 333-211876) of Welbilt, Inc. (the “Registrant”), initially filed with the Securities and Exchange Commission on June 6, 2016 (the “Registration Statement”), hereby amends the Registration Statement to deregister all securities registered pursuant to the Registration Statement and not otherwise acquired by certain participants under the Registrant’s 2016 Omnibus Incentive Plan (the “Plan”) as of the date of the filing of this Post-Effective Amendment No. 1.

On May 10, 2017, the Registrant filed a new registration statement on Form S-3 that became effective upon filing pursuant to Rule 462(e) under the Securities Act of 1933, as amended, to register the common stock that may be acquired by certain participants in the Plan pursuant to awards under the Plan, including upon the exercise of certain options to purchase the Registrant’s common stock.

In compliance with the Registrant’s undertaking in Part II, Item 17(a)(3) of the Registration Statement, the Registrant is removing from registration by means of this Post-Effective Amendment No. 1 any securities that have not otherwise been acquired by certain participants under the Plan.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New Port Richey, State of Florida, on May 15, 2017.

WELBILT, INC.

By:	/s/ Hubertus M. Muehlhaeuser
Hubertus M. Muehlhaeuser
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities listed below on May 15, 2017.

SIGNATURE	TITLE
/s/ Hubertus M. Muehlhaeuser	President and Chief Executive Officer (Principal Executive Officer and Director)
Hubertus M. Muehlhaeuser

/s/ Haresh Shah	Senior Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
Haresh Shah

*	Director, Chairperson of the Board
Cynthia M. Egnotovich

*	Director
Dino J. Bianco

*	Director
Joan K. Chow

*	Director
Thomas D. Davis

Director
Brian R. Gamache

*	Director
Andrew Langham

*The undersigned, by signing his name hereto, does hereby sign this Post-Effective Amendment No. 1 to the Registration Statement on behalf of each of the directors of the Registrant identified above pursuant to Powers of Attorney executed by the directors identified above, which Powers of Attorney were previously filed with the Registration Statement.

By:    /s/ Hubertus M. Muehlhaeuser
Hubertus M. Muehlhaeuser
Attorney-in-fact

S-1